EXHIBIT 99.2
DISH DBS CORPORATION

NOTICE OF GUARANTEED DELIVERY
7.875% Senior Notes due 2019
     As set forth in the Prospectus dated                      (the “Prospectus”) of DISH DBS Corporation (the “Issuer”) under the caption “The Exchange Offer—How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us” and the Letter of Transmittal to exchange the Issuer’s 7.875% Senior Notes due 2019 issued on October 5, 2009 (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for the above-referenced notes (the “Old Notes”) are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be transmitted by facsimile or delivered by mail, hand delivery or overnight delivery to the Exchange Agent.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To: U.S. Bank National Association

By Facsimile:	By mail/hand delivery/overnight delivery:
(651) 495-8158 Attention: Specialized Finance Group Confirm by telephone to: (800) 934-6802	U.S. Bank National Association Attn: Specialized Finance Group 60 Livingston Avenue St. Paul, Minnesota 55107

     Delivery of this instrument to an address other than as set forth above or transmission of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.
     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
          The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.
          The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.
          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)
Dated:

Name(s):

(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone Number:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security Number:

Principal amount of Old Notes Exchanged: $

Certificate Nos. of Old Notes (if available):

IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO.:

Account No.:

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GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
          The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent, at its address set forth above, of the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Number and Street or P.O. Box

City State	Zip Code

Telephone No.:

Fax No.:

(Authorized Signature)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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